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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 26, 2001

                        COMMISSION FILE NUMBER: 000-21729


                               THE viaLINK COMPANY
                 (Name of Small Business Issuer in its Charter)

                  DELAWARE                            73-1247666
          (State of Other Jurisdiction                (I.R.S. Employer
          Incorporation or Organization)              Identification No.)

               13155 NOEL ROAD, SUITE 800
                   DALLAS, TEXAS                      75240
          (Address of Principal Executive Offices)    (Zip Code)




                   COMPANY'S TELEPHONE NUMBER: (972) 934-5500



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ITEM 9.  REGULATION FD DISCLOSURE.

         We are furnishing the information set forth in this Item 9 in connection with inquiries we are receiving from investors and members of the investment community. We are furnishing this information, without expressing any view as to whether it is material information, solely to avoid any issues relating to our compliance with Regulation FD.

         On April 10, 2001, we closed a previously announced partial conversion of debt into equity. Under the terms of the transaction, we issued Hewlett-Packard Company 2,175,893 shares of our common stock upon the conversion of $3,807,812.59 of principal and accrued interest under a pre-existing Subordinated Secured Convertible Promissory Note. As a result of this conversion, our net tangible assets increased by a corresponding $3,807,812.59.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             THE VIALINK COMPANY
                                (Registrant)


                             By: /s/ WILLIAM P. CREASMAN
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                                                 William P. Creasman
                                     Vice President, Chief Financial Officer and
                                                   General Counsel
Date:  April 26, 2001


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